As filed with the Securities and Exchange Commission on February 28, 2020

REGISTRATION STATEMENT NO. 02-83692

REGISTRATION STATEMENT NO. 33-16680

REGISTRATION STATEMENT NO. 33-51892

REGISTRATION STATEMENT NO. 33-51894

REGISTRATION STATEMENT NO. 33-63832

REGISTRATION STATEMENT NO. 33-55341

REGISTRATION STATEMENT NO. 33-60499

REGISTRATION STATEMENT NO. 333-12531

REGISTRATION STATEMENT NO. 333-39087

REGISTRATION STATEMENT NO. 333-39089

REGISTRATION STATEMENT NO. 333-85971

REGISTRATION STATEMENT NO. 333-97813

REGISTRATION STATEMENT NO. 333-121033

REGISTRATION STATEMENT NO. 333-133976

REGISTRATION STATEMENT NO. 333-159129

REGISTRATION STATEMENT NO. 333-192029

REGISTRATION STATEMENT NO. 333-195772

REGISTRATION STATEMENT NO. 333-211028

REGISTRATION STATEMENT NO. 333-222662

REGISTRATION STATEMENT NO. 333-231182

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 02-83692

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-16680

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-51892

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-51894

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-63832

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-55341

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 33-60499

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-12531

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-39087

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-39089

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-85971

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-97813

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-121033

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-133976

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159129

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-192029

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-195772

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-211028

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-8 TO FORM S-4 REGISTRATION STATEMENT NO. 333-222662

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-231182

UNDER

THE SECURITIES ACT OF 1933

MCDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	72-0593134
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

757 N. Eldridge Parkway

Houston, TX 77079

(281) 870-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1972 Stock Option Plan

Career Executive Stock Plan (1974)

1983 Long-Term Performance Incentive Compensation Program

1987 Long-Term Performance Incentive Compensation Plan

1992 Officer Stock Incentive Program

1992 Director Stock Program

1992 Senior Management Stock Option Plan

1996 Officer Long-Term Incentive Plan

1997 Director Stock Program

2001 Directors and Officers Long-Term Incentive Plan

2009 McDermott International, Inc. Long-Term Incentive Plan

Retention Restricted Stock Award Grant Agreement

2014 McDermott International, Inc. Long-Term Incentive Plan

2016 McDermott International, Inc. Long-Term Incentive Plan

Chicago Bridge & Iron 2008 Long-Term Incentive Plan

2009 Amendment to the Chicago Bridge & Iron 2008 Long-Term Incentive Plan

The Shaw Group Inc. 2008 Omnibus Incentive Plan

Chicago Bridge & Iron Company N.V. Supervisory Board of Directors Fee Payment Plan

2019 McDermott International, Inc. Long-Term Incentive Plan

(Full title of the plan)

John M. Freeman

Executive Vice President,

Chief Legal Officer & Corporate Secretary

757 N. Eldridge Parkway

Houston, Texas 77079

(281) 870-5000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Brooks W. Antweil

Kirkland & Ellis LLP

609 Main Street, 45th Floor

Houston, Texas 77002

(713) 836-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed by McDermott International, Inc., a Panamanian corporation (“McDermott”), with the Securities and Exchange Commission:

•

Registration Statement No. 02-83692 on Form S-8, filed on May 12, 1983, registering 2,164,500 shares of common stock, par value $1.00 per share (the “Common Stock”), of McDermott under the 1983 Long-Term Performance Plan, the Career Executive Stock Plan (1974) and the 1972 Stock Option Plan;

•	Registration Statement No. 33-16680 on Form S-8, filed on August 21, 1987, registering 2,500,000 shares of Common Stock under the 1987 Long-Term Performance Incentive Compensation Plan;

•	Registration Statement No. 33-51892 on Form S-8 filed on September 10, 1992, registering 2,500,000 shares of Common Stock under the 1992 Officer Stock Incentive Program;

•	Registration Statement No. 33-51894 on Form S-8 filed on September 10, 1992, registering 50,000 shares of Common Stock under the 1992 Director Stock Program;

•	Registration Statement No. 33-63832 on Form S-8 filed on June 4, 1993, registering 297,750 shares of Common Stock the 1992 Senior Management Stock Option Plan;

•	Registration Statement No. 33-55341 on Form S-8 filed on September 2, 1994, registering 282,600 shares of Common Stock under the 1992 Senior Management Stock Option Plan;

•	Registration Statement No. 33-60499 on Form S-8 filed on June 22, 1995, registering 797,750 shares of Common Stock under the 1992 Senior Management Stock Option Plan;

•	Registration Statement No. 333-12531 on Form S-8 filed on September 24, 1996, registering 2,500,000 shares of Common Stock under the 1996 Officer Long-Term Incentive Plan;

•	Registration Statement No. 333-39087 on Form S-8 filed on October 30, 1997, registering 1,000,000 shares of Common Stock under the 1992 Senior Management Stock Option Plan;

•	Registration Statement No. 333-39089 on Form S-8 filed on October 30, 1997, registering 100,000 shares of Common Stock under the 1997 Director Stock Program;

•	Registration Statement No. 333-85971 on Form S-8 filed on August 26, 1999, registering 1,500,000 shares of Common Stock under the 1996 Officer Long-Term Incentive Plan;

•	Registration Statement No. 333-97813 on Form S-8 filed on August 8, 2002, registering 3,000,000 shares of Common Stock under the 2001 Directors and Officers Long-Term Incentive Plan;

•

Registration Statement No. 333-121033 on Form S-8 filed on December 7, 2004, registering 1,000,000 shares of Common Stock under 1992 Senior Management Stock Plan (as Amended and Restated effective February 1, 2002);

•

Registration Statement No. 333-133976 on Form S-8 filed on May 10, 2006, registering 2,500,000 shares of Common Stock under the 2001 Directors and Officers Long-Term Incentive Plan (as Amended and Restated effective February 28, 2006);

•	Registration Statement No. 333-159129 on Form S-8 filed on May 11, 2009, registering 9,000,000 shares of Common Stock under the 2009 McDermott International, Inc. Long-Term Incentive Plan;

•	Registration Statement No. 333-192029 on Form S-8 filed on October 31, 2013, registering 537,482 shares of Common Stock under the Retention Restricted Stock Award Grant Agreement;

•	Registration Statement No. 333-195772 on Form S-8 filed on May 7, 2014, registering 7,374,507 shares of Common Stock under the 2014 McDermott International, Inc. Long-Term Incentive Plan;

•	Registration Statement No. 333-211028 on Form S-8 filed on May 18, 2016, registering 17,600,000 shares of Common Stock under the 2016 McDermott International, Inc. Long-Term Incentive Plan;

•

Registration Statement No. 333-222662 on Form S-8 filed on May 11, 2018, registering 5,974,810 shares of Common Stock under the Chicago Bridge & Iron 2008 Long-Term Incentive Plan, 2009 Amendment to the Chicago Bridge & Iron 2008 Long-Term Incentive Plan, The Shaw Group Inc. 2008 Omnibus Incentive Plan and the Chicago Bridge & Iron Company N.V. Supervisory Board of Directors Fee Payment Plan; and

•	Registration Statement No. 333-231182 on Form S-8 filed on May 3, 2019, registering 9,492,007 shares of Common Stock under the 2019 McDermott International, Inc. Long-Term Incentive Plan.

On January 21, 2020, McDermott, and certain of its subsidiaries (together with McDermott, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas to pursue a Joint Repackaged Chapter 11 Plan of Reorganization of the Debtors. The Chapter 11 Cases are being jointly administered under the caption In re McDermott International, Inc., et al., No. 20-30336.

As a result of the Chapter 11 Cases, McDermott has terminated all offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by McDermott in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, McDermott hereby removes from registration all of such securities of McDermott registered but unsold under the Registration Statements. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and McDermott hereby terminates the effectiveness of each Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 28, 2020.

MCDERMOTT INTERNATIONAL, INC.

By:	/s/ John M. Freeman
John M. Freeman
Executive Vice President, Chief Legal Officer and Corporate Secretary

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities indicated on February 28, 2020.

Signature	Title

/s/ David Dickson David Dickson	President and Chief Executive Officer Director

/s/ Chris Krummel Chris Krummel	Executive Vice President and Chief Financial Officer

/s/ Dale Suderman Dale Suderman	Vice President, Chief Accounting Officer

/s/ Gary P. Luquette Gary P. Luquette	Non-Executive Chairman of the Board of Directors

/s/ Forbes I.J. Alexander Forbes I.J. Alexander	Director

/s/ Philippe Barril Philippe Barril	Director

/s/ John F. Bookout, III John F. Bookout, III	Director

/s/ Alan J. Carr Alan J. Carr	Director

/s/ L. Richard Flury L. Richard Flury	Director

/s/ W. Craig Kissel W. Craig Kissel	Director

Signature	Title

/s/ James H. Miller James H. Miller	Director

/s/ William H. Schumann, III William H. Schumann, III	Director

/s/ Mary Shafer-Malicki Mary Shafer-Malicki	Director

/s/ Heather L. Summerfield Heather L. Summerfield	Director

/s/ Marsha C. Williams Marsha C. Williams	Director